Exhibit 99.1

MARTIN MARIETTA REPORTS SECOND-QUARTER 2024 RESULTS

Record Second-Quarter Aggregates Gross Profit Per Ton With Pricing Gains Across All Product Lines

Closing and Integration of Blue Water Acquisition Reinforces Aggregates-Led Business Model

Revised Full-Year Guidance

RALEIGH, N.C. (August 8, 2024) – Martin Marietta Materials, Inc. (NYSE: MLM) (“Martin Marietta” or the “Company”), a leading national supplier of aggregates and heavy building materials, today reported results for the second quarter ended June 30, 2024.

Second-Quarter Highlights

(Financial highlights are for continuing operations)

	Quarter Ended June 30,
(In millions, except per share and per ton)	2024	2023	% Change
Revenues[1]	$1,764	$1,821	(3)%
Gross profit[2]	$517	$560	(8)%
Earnings from operations[3]	$398	$463	(14)%
Net earnings from continuing operations attributable to Martin Marietta[3]	$294	$347	(16)%
Adjusted EBITDA[4]	$584	$596	(2)%
Earnings per diluted share from continuing operations[3]	$4.76	$5.60	(15)%
Aggregates product line:
Shipments	53.0	54.5	(3)%
Average selling price per ton	$21.61	$19.37	12%
Gross profit per ton[2]	$7.41	$6.80	9%

1
Revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
2
Quarter ended June 30, 2024, gross profit and aggregates gross profit per ton include $20 million, or $0.37 per ton, negative impact of selling acquired inventory after its markup to fair value as part of acquisition accounting.
3
Quarter ended June 30, 2024, earnings from operations, net earnings from continuing operations attributable to Martin Marietta and earnings per diluted share from continuing operations include $39 million, $31 million and $0.50 per diluted share, respectively, for acquisition, divestiture and integration expenses and the impact of selling acquired inventory after markup to fair value as part of acquisition accounting.
4
Earnings from continuing operations before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; acquisition, divestiture and integration expenses and the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting (refer to the "Non-GAAP Financial Measures" section of the Appendix for Company-defined parameters); nonrecurring gain on divestiture; and noncash asset and portfolio rationalization charge, or Adjusted EBITDA, is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta.

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Ward Nye, Chairman and CEO of Martin Marietta, stated, “Martin Marietta experienced a series of factors in the second quarter impacting product shipments. Historic precipitation in Texas and in parts of the Midwest, together with ongoing restrictive monetary policy, curtailed volumes for the three-month period. While we view these circumstances as temporary, they nonetheless negatively impacted our financial results. Yet, despite these interim challenges, we made substantial progress during the period. Specifically, Martin Marietta concluded the first half of 2024 with record aggregates profitability and the best safety performance in our Company's history. Equally, in the second quarter we expanded our Adjusted EBITDA margin and increased aggregates gross profit per ton by 9 percent despite shipments that were notably encumbered by April and May's historically wet weather. These results demonstrate the resiliency of our aggregates-led business and our steadfast focus on what we can control. The quarter was also highlighted by the April 5th acquisition and subsequent integration of the Blue Water Industries operations. This pure-play aggregates acquisition not only strengthens the durability of our business and enhances our margin profile, but also expands our advantaged nationwide presence into attractive SOAR 2025 target markets including Tennessee and South Florida.

"Putting the quarter in broader perspective, recent macroeconomic data indicates that the typical lag effects of restrictive monetary policy are slowing product demand in the interest-rate-sensitive private construction sector. Consequently, we lowered our 2024 full-year Adjusted EBITDA guidance to $2.2 billion at the midpoint. That said, we fully expect this rate-driven private construction softness will be relatively short-lived as (i) single-family housing remains fundamentally underbuilt; and (ii) recent inflation and employment data should provide support for more accommodative monetary conditions beginning in September."

Mr. Nye concluded, "Over the longer time frame, stakeholders should continue to expect Martin Marietta to build upon our foundation that has proven successful - an aggregates-led growth platform focused on the nation's most vibrant markets, disciplined execution of our strategic plan and an unwavering commitment to employee safety and commercial and operational excellence. Together with our unrivaled attractive growth opportunities, these core foundational elements provide us confidence in our ability to responsibly navigate through macroeconomic cycles and continue driving superior shareholder value."

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Second-Quarter Financial and Operating Results

(All financial and operating results are for continuing operations and comparisons are versus the prior-year second quarter, unless otherwise noted)

Building Materials Business

The Building Materials business generated revenues of $1.7 billion, a 3 percent decrease. Gross profit decreased 7 percent to $501 million.

Aggregates

Second-quarter aggregates shipments decreased 2.8 percent to 53.0 million tons. Shipments from acquired operations were more than offset by poor weather, most notably in Texas and the Central Division, and softening warehouse, office and residential demand. Average selling price (ASP) increased 11.6 percent to $21.61 per ton, or 12.0 percent on an organic mix-adjusted basis.

Aggregates gross profit increased 6 percent to $392 million, as contributions from acquired operations and organic pricing growth more than offset lower shipments. Notably, aggregates gross profit per ton increased 9 percent to a second-quarter record of $7.41 notwithstanding weather-driven inefficiencies negatively impacting operating leverage and the $20 million (or $0.37 per ton) headwind of selling acquired inventory after its markup to fair value as part of acquisition accounting.

Cement and Downstream Businesses

Cement and ready mixed concrete revenues decreased 37 percent to $261 million and gross profit decreased 44 percent to $72 million compared with the prior-year quarter, primarily due to the February 2024 divestiture of the South Texas cement plant and related concrete operations, as well as extremely wet weather in Texas.

Asphalt and paving revenues and gross profit increased modestly to $245 million and $37 million, respectively, both second-quarter records.

Magnesia Specialties Business

Magnesia Specialties revenues of $81 million were in line with the prior-year quarter, as strong pricing offset lower chemical and lime shipments; gross profit decreased 2 percent to $27 million due to higher regularly scheduled maintenance costs.

Portfolio Optimization

On April 5, 2024, the Company completed the acquisition of 20 active aggregates operations in Alabama, South Carolina, South Florida, Tennessee and Virginia from Blue Water Industries LLC (BWI Southeast) for $2.05 billion in cash.

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Cash Generation, Capital Allocation and Liquidity

Cash provided by operating activities for the six months ended June 30, 2024, was $173 million compared with $519 million for the prior-year period, reflecting the significant impact of higher income tax payments resulting from the taxable gain associated with the February 2024 divestiture of the South Texas cement business and certain related ready mixed concrete operations.

Cash paid for property, plant and equipment additions for the six months ended June 30, 2024, was $339 million.

During the six months ended June 30, 2024, the Company returned $542 million to shareholders through dividend payments and share repurchases. As of June 30, 2024, 11.9 million shares remained under the current repurchase authorization.

The Company had $109 million of unrestricted cash and cash equivalents on hand and $1.2 billion of unused borrowing capacity on its existing credit facilities as of June 30, 2024.

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Revised Full-Year 2024 Guidance

The Company’s 2024 revised guidance below includes the BWI Southeast acquisition as of its closing date. The guidance below for net earnings from continuing operations attributable to Martin Marietta and aggregates gross profit is burdened with a $20 million purchase accounting impact for the fair market value write-up of inventory related to the BWI Southeast acquisition, which was fully realized in the second quarter.

2024 GUIDANCE
(Dollars in Millions)	Low *	High *
Consolidated
Revenues[1]	$6,500	$6,940
Interest expense, net of interest income	$130	$140
Estimated tax rate[2]	22.5%	23.5%
Net earnings from continuing operations attributable to Martin Marietta[3,4]	$2,030	$2,165
Adjusted EBITDA[5]	$2,100	$2,300
Capital expenditures	$675	$725

Building Materials Business
Aggregates
Volume % change[6]	(4.0)%	(1.0)%
ASP % change[7]	11.0%	13.0%
Gross profit[4]	$1,510	$1,620

Cement, Ready Mixed Concrete and Asphalt and Paving
Gross profit	$365	$420

Magnesia Specialties Business
Gross profit	$100	$110

* Guidance range represents the low end and high end of the respective line items provided above.

1
Revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
2
Estimated tax rate includes the tax impact of a nonrecurring gain on a divestiture.
3
Net earnings from continuing operations attributable to Martin Marietta include $0.9 billion for a nonrecurring gain on a divestiture partially offset by acquisition, divestiture and integration expenses, impact of selling acquired inventory after its markup to fair value as part of acquisition accounting and a noncash asset and portfolio rationalization charge.
4
Net earnings from continuing operations attributable to Martin Marietta and aggregates gross profit include $20 million impact of selling acquired inventory after its markup to fair value as part of acquisition accounting, which was fully realized in the quarter ended June 30, 2024.
5
Adjusted EBITDA is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta.
6
Volume change is for total aggregates shipments, inclusive of internal tons, acquired operations and divestitures, and is in comparison to 2023 shipments of 198.8 million tons.
7
ASP change is for aggregates average selling price and is in comparison to 2023 ASP of $19.84 per ton.

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Non-GAAP Financial Information

This earnings release contains financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Reconciliations of non-GAAP financial measures to the closest GAAP measures are included in the Appendix to this earnings release. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate the Company’s performance and, when read in conjunction with the Company’s consolidated financial statements, present a useful tool to evaluate the Company’s ongoing business, performance from period to period and anticipated performance. In addition, these are some of the factors the Company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Conference Call Information

The Company will discuss its second-quarter 2024 earnings results on a conference call and an online webcast today (August 8, 2024). The live broadcast of the Martin Marietta conference call will begin at 10:00 a.m. Eastern Time and can be accessed at +1 (646) 564-2877 and using conference ID 07179. Please call in at least 15 minutes in advance to ensure a timely connection. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Company’s website. Additionally, the Company has posted Q2 2024 Supplemental Information on the Investors section of its website.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 28 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contacts:

Jacklyn Rooker

Director, Investor Relations

+1 (919) 510-4736

Jacklyn.Rooker@martinmarietta.com

MLM-E.

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If you are interested in Martin Marietta stock, management recommends that, at a minimum, you read the Company’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year. The Company’s recent proxy statement for the annual meeting of shareholders also contains important information. These and other materials that have been filed with the SEC are accessible through the Company’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov. You may also write or call the Company’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this release that relate to the future involve risks and uncertainties and are based on assumptions that the Company believes in good faith are reasonable, but which may be materially different from actual results. These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, provide the investor with the Company’s expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “guidance”, “anticipate”, “may”, “expect”, “should”, “believe”, “will”, and other words of similar meaning in connection with future events or future operating or financial performance. Any, or all of, the Company’s forward-looking statements herein and in other publications may turn out to be wrong.

Second quarter results and trends described in this release may not necessarily be indicative of the Company’s future performance. The Company’s outlook is subject to various risks and uncertainties and is based on assumptions that the Company believes in good faith are reasonable, but which may be materially different from actual results. Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements in this release (including revised 2024 Guidance) include, but are not limited to: the ability of the Company to face challenges, including shipment declines resulting from economic and weather events beyond the Company’s control; a widespread decline in aggregates pricing, including a decline in aggregates shipment volume negatively affecting aggregates price; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price fluctuations; the termination, capping and/or reduction or suspension of the federal and/or state fuel tax(es) or other revenue related to public construction; the impact of the U.S. elections on the amount available under and timing of federal and state infrastructure spending; the level and timing of federal, state or local transportation or infrastructure or public projects funding and any issues arising from such federal and state budgets, most particularly in Texas, North Carolina, Colorado, California, Georgia, Minnesota, Arizona, Iowa, Florida and Indiana; the United States Congress’ inability to reach agreement among themselves or with the Executive Branch on policy issues that impact the federal budget; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Company serves; a reduction in defense spending and the subsequent impact on construction activity on or near military bases; a decline in energy-related construction activity resulting from a sustained period of low global oil prices or changes in oil production patterns or capital spending in response to such a decline, particularly in Texas and West Virginia; sustained high mortgage rates and other factors that have resulted in a slowdown in private construction in some geographies; unfavorable weather conditions, particularly Atlantic Ocean, Pacific Ocean and Gulf of Mexico storm and hurricane activity, wildfires, the late start to spring or the early onset of winter and the impact of a drought, excessive rainfall or extreme temperatures in the markets served by the Company, any of which can significantly affect production schedules, volumes, product and/or geographic mix and profitability; the volatility of fuel costs and energy, particularly diesel fuel, electricity, natural gas and the impact on the cost, or the availability generally, of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Company’s Magnesia Specialties business, natural gas; continued increases in the cost of other repair and supply parts; construction labor shortages and/or supply‐chain challenges; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to production facilities; the resiliency and potential declines of the Company’s various construction end-use markets; the potential negative impacts of new waves of COVID-19 or its variants, or any other outbreak of disease, epidemic or pandemic, or similar public health threat, or fear of such event, and its related economic or societal response, including any impact on the Company's suppliers, customers or other business partners as well as on its employees; the performance of the United States economy; increasing governmental regulation, including environmental laws and climate change regulations at the federal and state levels; transportation availability or a sustained reduction in capital investment by the railroads, notably the availability of railcars, locomotive power and the condition of rail infrastructure to move trains to supply the Company’s Texas, Colorado, Florida, Carolinas and the Gulf Coast markets, including the movement of essential dolomitic lime for magnesia chemicals to the Company’s plant in Manistee, Michigan and its customers; increased transportation costs, including increases from higher or fluctuating passed-through energy costs or fuel surcharges, and other costs to comply with tightening regulations, as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Company’s materials; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Company’s dolomitic lime products; potential impact on costs, supply chain, oil and gas prices, or other matters relating to the war between Russia and Ukraine, the war in Israel and related conflict in the Middle East and the conflict between China and Taiwan; trade disputes with one or more nations impacting the U.S. economy, including the impact of tariffs on the steel industry; unplanned changes in costs or realignment of customers that introduce volatility to earnings, including that of the Magnesia Specialties business; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; the concentration of customers in construction markets and the increased risk of potential losses on customer receivables; the impact of the level of demand in the Company’s end-use markets, production levels and management of production costs on the operating leverage and therefore profitability of the Company; the possibility that the expected synergies from acquisitions will not be realized or will not be realized within the expected time period, including achieving anticipated profitability to maintain compliance with the Company’s leverage ratio debt covenant; the strategic benefits, outlook, performance and opportunities expected as a result of acquisitions and portfolio optimization; changes in tax laws, the interpretation of such laws and/or administrative practices, including acquisitions or divestitures, that would increase the Company’s tax rate; violation of the Company’s debt covenant if price and/or volumes return to previous levels of instability; cybersecurity risks; downward pressure on the Company’s common stock price and its impact on goodwill impairment evaluations; the possibility of a reduction of the Company’s credit rating to non-investment grade; and other risk factors listed from time to time found in the Company’s filings with the SEC.

You should consider these forward-looking statements in light of risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2023, and other periodic filings made with the SEC. All of the Company’s forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to the Company or that it considers immaterial could affect the accuracy of its forward-looking statements, or adversely affect or be material to the Company. The Company assumes no obligation to update any such forward-looking statements.

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Earnings

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(In Millions, Except Per Share Data)
Revenues	$1,764	$1,821	$3,015	$3,175
Cost of revenues	1,247	1,261	2,225	2,312

Gross Profit	517	560	790	863

Selling, general and administrative expenses	117	112	236	216
Acquisition, divestiture and integration expenses	21	—	41	1
Other operating income, net	(19)	(15)	(1,306)	(13)
Earnings from Operations	398	463	1,819	659

Interest expense	40	42	80	84
Other nonoperating income, net	(14)	(19)	(46)	(35)
Earnings from continuing operations before income tax expense	372	440	1,785	610
Income tax expense	78	92	445	128
Earnings from continuing operations	294	348	1,340	482
Earnings (Loss) from discontinued operations, net of income tax expense (benefit)	—	1	—	(12)
Consolidated net earnings	294	349	1,340	470
Less: Net earnings attributable to noncontrolling interests	—	1	1	1
Net Earnings Attributable to Martin Marietta	$294	$348	$1,339	$469

Net Earnings (Loss) Attributable to Martin Marietta
Per Common Share:
Basic from continuing operations	$4.77	$5.61	$21.72	$7.78
Basic from discontinued operations	—	0.01	—	(0.20)
	$4.77	$5.62	$21.72	$7.58

Diluted from continuing operations	$4.76	$5.60	$21.66	$7.76
Diluted from discontinued operations	—	0.01	—	(0.20)
	$4.76	$5.61	$21.66	$7.56

Weighted-Average Common Shares Outstanding:
Basic	61.5	61.9	61.6	62.0
Diluted	61.6	62.1	61.8	62.2

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operating Segment Financial Highlights

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(Dollars in Millions)
Revenues:
East Group	$823	$735	$1,349	$1,265
West Group	860	1,005	1,505	1,746
Total Building Materials business	1,683	1,740	2,854	3,011
Magnesia Specialties	81	81	161	164
Total	$1,764	$1,821	$3,015	$3,175

Earnings (Loss) from operations:
East Group	$249	$227	$378	$337
West Group	171	240	1,470	334
Total Building Materials business	420	467	1,848	671
Magnesia Specialties	25	23	48	43
Total reportable segments	445	490	1,896	714
Corporate	(47)	(27)	(77)	(55)
Consolidated earnings from operations	398	463	1,819	659
Interest expense	40	42	80	84
Other nonoperating income, net	(14)	(19)	(46)	(35)
Consolidated earnings from continuing operations before income tax expense	$372	$440	$1,785	$610

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Product Line Financial Highlights

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2024		2023		2024		2023
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
	(Dollars in Millions)
Revenues:
Building Materials:
Aggregates	$1,242		$1,151		$2,127		$2,063
Cement and ready mixed concrete	261		413		526		753
Asphalt and paving	245		241		303		299
Less: Interproduct sales	(65)		(65)		(102)		(104)
Total Building Materials	1,683		1,740		2,854		3,011
Magnesia Specialties	81		81		161		164
Total	$1,764		$1,821		$3,015		$3,175

Gross profit (loss):
Building Materials:
Aggregates	$392	32%	$371	32%	$632	30%	$609	30%
Cement and ready mixed concrete	72	28%	129	31%	103	20%	187	25%
Asphalt and paving	37	15%	36	15%	15	5%	16	5%
Total Building Materials	501	30%	536	31%	750	26%	812	27%
Magnesia Specialties	27	34%	28	34%	56	35%	53	32%
Corporate	(11)	NM	(4)	NM	(16)	NM	(2)	NM
Total	$517	29%	$560	31%	$790	26%	$863	27%

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data

	June 30,	December 31,
	2024	2023
	Unaudited	Audited
	(In millions)
ASSETS
Cash and cash equivalents	$109	$1,272
Restricted cash	—	10
Accounts receivable, net	909	753
Inventories, net	1,105	989
Current assets held for sale	10	807
Other current assets	96	88
Property, plant and equipment, net	8,610	6,186
Intangible assets, net	4,555	4,087
Operating lease right-of-use assets, net	378	372
Other noncurrent assets	561	561
Total assets	$16,333	$15,125

LIABILITIES AND EQUITY
Current maturities of long-term debt	$400	$400
Current liabilities held for sale	—	18
Other current liabilities	796	752
Long-term debt (excluding current maturities)	3,947	3,946
Other noncurrent liabilities	2,350	1,973
Total equity	8,840	8,036
Total liabilities and equity	$16,333	$15,125

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Cash Flows

	Six Months Ended
	June 30,
	2024	2023
	(Dollars in Millions)
Cash Flows from Operating Activities:
Consolidated net earnings	$1,340	$470
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	272	253
Stock-based compensation expense	33	28
Gain on divestitures and sales of assets	(1,336)	(16)
Deferred income taxes, net	(90)	1
Noncash asset and portfolio rationalization charge	50	—
Other items, net	(5)	(4)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(151)	(196)
Inventories, net	(63)	(92)
Accounts payable	40	45
Other assets and liabilities, net	83	30
Net Cash Provided by Operating Activities	173	519

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(339)	(293)
Acquisitions, net of cash acquired	(2,538)	—
Proceeds from divestitures and sales of assets	2,121	95
Other investing activities, net	(10)	1
Net Cash Used for Investing Activities	(766)	(197)

Cash Flows from Financing Activities:
Payments on finance lease obligations	(10)	(8)
Dividends paid	(92)	(83)
Repurchases of common stock	(450)	(150)
Distributions to owners of noncontrolling interest	—	(1)
Proceeds from exercise of stock options	—	1
Shares withheld for employees’ income tax obligations	(28)	(18)
Net Cash Used for Financing Activities	(580)	(259)
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(1,173)	63
Cash, Cash Equivalents and Restricted Cash, beginning of period	1,282	359
Cash, Cash Equivalents and Restricted Cash, end of period	$109	$422

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Operational Highlights

	Three Months Ended
	June 30,
	2024	2023	% Change
Shipments (in millions)
Aggregates tons	53.0	54.5	(2.8)%
Cement tons	0.5	1.1	(51.9)%
Ready mixed concrete cubic yards	1.2	1.8	(32.2)%
Asphalt tons	2.5	2.6	(4.2)%

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Earnings from continuing operations before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; effective January 1, 2024, for transactions with at least $2 billion in consideration and transaction expenses expected to exceed $15 million, acquisition, divestiture and integration expenses and the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting; nonrecurring gain on divestiture; and noncash asset and portfolio rationalization charge (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Adjusted EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to earnings from operations, net earnings attributable to Martin Marietta or operating cash flow. For further information on Adjusted EBITDA, refer to the Company’s website at www.martinmarietta.com.

Reconciliation of Net Earnings from Continuing Operations Attributable to Martin Marietta to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(Dollars in Millions)
Net earnings from continuing operations attributable to Martin Marietta	$294	$347	$1,339	$481
Add back (Deduct):
Interest expense, net of interest income	33	30	47	61
Income tax expense for controlling interests	78	92	445	128
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	140	127	268	249
Acquisition, divestiture and integration expenses	19	—	37	1
Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	20	—	20	—
Nonrecurring gain on divestiture	—	—	(1,331)	—
Noncash asset and portfolio rationalization charge	—	—	50	—
Adjusted EBITDA	$584	$596	$875	$920

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Reconciliation of the GAAP Measure to the 2024 Adjusted EBITDA Guidance

Mid-Point of Range
(Dollars in Millions)
Net earnings from continuing operations attributable to Martin Marietta	$2,098
Add back (Deduct):
Interest expense, net of interest income	135
Income tax expense for controlling interests	625
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	566
Acquisition, divestiture and integration expenses	37
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	20
Nonrecurring gain on divestiture	(1,331)
Noncash asset and portfolio rationalization charge	50
Adjusted EBITDA	$2,200

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Mix-adjusted average selling price (mix-adjusted ASP) is a non-GAAP measure that excludes the impact of period-over-period product, geographic and other mix on the average selling price. Mix-adjusted ASP is calculated by comparing current-period shipments to like-for-like shipments in the comparable prior period. Management uses this metric to evaluate the realization of pricing increases and believes this information is useful to investors. The following reconciles reported average selling price to mix-adjusted ASP and corresponding variances.

	Three Months Ended
	June 30,
	2024	2023

Aggregates:
Reported average selling price	$21.61	$19.37
Adjustment for impact of acquisitions	0.39	—
Organic average selling price	$22.00	$19.37
Adjustment for impact of product, geographic and other mix	(0.31)
Organic mix-adjusted ASP	$21.69

Reported average selling price variance	11.6%
Organic average selling price variance	13.6%
Organic mix-adjusted ASP variance	12.0%

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